Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 10-K of our report dated March 28, 2014 on our audit of the consolidated financial statements of First West Virginia Bancorp, Inc. as of and for the year ended December 31, 2013.

/s/ BKD, LLP

Indianapolis, Indiana

March 28, 2014

BKD, LLP

201 N. Illinois Street, Suite 700

P.O. Box 44998

Indianapolis, Indiana 46244-0998 Phone: 317-383-4000 Facsimile: 317-383-4200